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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 20, 2002


                         CRESCENT FINANCIAL CORPORATION

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             (Exact name of Registrant as specified in its charter)


         North Carolina            000-32951             56-2259050
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(State or other jurisdiction  (Commission File No.) (IRS Employer Identification
      of incorporation)                                       number)


                1005 High House Road, Cary, North Carolina 27513
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                    (Address of principal executive offices)


Registrant's telephone number, including area code (919) 460-7770


                                 Not Applicable
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                 (Former address of principal executive offices)

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Item 5.  Other Events.

On August 20, 2002, the Registrant completed its sale of 690,000 shares of its common stock at a price of $9.25 per share. Of such shares, 145,000 were sold to existing shareholders in a rights offering and 545,000 were sold in a best efforts public offering managed by McKinnon & Company, Inc. Net proceeds from the offering amounted to approximately $6 million. The Registrant also announced that effective August 21, 2002, it expects its common stock to begin trading on the Nasdaq Small Cap Market under its same trading symbol "CRFN". Registrant intends to utilize the net proceeds for further expansion of its bank subsidiary, Crescent State Bank, in its market area and announced the intent to file an application to open a full service branch facility in Holly Springs, Wake County, North Carolina. With the opening of this branch by year end 2002, Crescent State Bank will operate five banking locations serving four communities in Wake and Johnston Counties, North Carolina.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CRESCENT FINANCIAL CORPORATION

                                       By: /s/ Michael G. Carlton
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                                           Michael G. Carlton
                                           President and Chief Executive Officer

Dated:    August 20, 2002

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                                  EXHIBIT INDEX

          Exhibit
           Number                             Description of Exhibit
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            99.1                                  Press Release

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